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                                                FILED PURSUANT TO RULE 424(B)(3)
                                                     REGISTRATION NO. 333-130545

SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED JUNE 26, 2006

TO PROSPECTUS DATED MARCH 31, 2006)


                           $740,607,100 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST

                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 2006-RM3

      Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated June 26, 2006 (the "Prospectus Supplement"):

      The definition of Stepdown Date on page S-129 of the Prospectus Supplement is hereby amended by replacing such definition in its entirety with the following:

STEPDOWN DATE                    means, the earlier of: (A) the first
                                 Distribution Date on which the aggregate
                                 Certificate Principal Balance of the Class A-1 and Class A-2 Certificates has been reduced to zero; and (B) the later to occur of (1) the Distribution Date in July 2009 or (2) the first
                                 Distribution Date on which the Certificate
                                 Principal Balance of the Class A Certificates
                                 (after giving effect to distributions of the Principal Funds amount for such Distribution
                                 Date) is less than or equal to 54.50% of the aggregate Stated Principal Balances of the Mortgage Loans.

      All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

                             ---------------------

                  The date of this Supplement is June 30, 2006